                              EMPLOYMENT AGREEMENT

       AGREEMENT made as of the 1st day July, 1997, by and between Century Communications Corp., a New Jersey corporation, with offices at 50 Locust Avenue, New Canaan, Connecticut 06840 (the "Company"), and Leonard Tow of 160 Lantern Ridge Road, New Canaan, Connecticut 06840 ("Tow").

       WHEREAS:

            A. Under date of February 11, 1986 the Company entered into an employment agreement with Tow (the "Prior Employment Agreement") wherein Tow was employed as the chief executive, financial and operating officer of Century for a term which terminates on June 30, 1998 and which Prior Employment Agreement was amended by an "Amended Employment Agreement" entered into by the Company and Tow as of July 1, 1991. The Prior Employment Agreement and the Amended Employment Agreement are together sometimes referred to as the "Prior Agreement".

            B. Tow is presently acting as chief executive officer and Chairman of the Board of the Company, the Company with Tow's consent having designated other individuals to act as chief financial officer and chief operating officer of the Company.

            C. The Company has requested Tow to extend the Prior Agreement for a period of five years from its expiration date of



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June 30, 1998 so that Tow's full-time employment with the Company as its chief executive officer expires on June 30, 2003 followed by an advisory period of five years.

       D. Tow is willing to extend and renew the Prior Agreement as provided in Recital "C" provided that in partial consideration for his entering into this agreement and upon execution of this agreement, he is awarded 125,000 shares of the Company's Class A Common Stock under the Company's 1992 Management Equity Incentive Plan and 25,000 of the Company's Class B Common Stock subject to substantially the same restrictions on disposition as set forth in said Plan, with all restrictions on transfer to lapse on the January 1st immediately succeeding the later of the termination of (i) Tow's term of Full-Time Employment (as hereafter defined) and,(ii) the termination of the Advisory Period (as hereafter defined), that the Registration rights referenced in the Prior Agreement be maintained as expanded by the provisions of this agreement and that the Company agree to the other provisions set forth in this agreement, including, without limitation, Tow's base salary, which he is currently receiving under the Prior Agreement.


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       E. The Company is willing to award the shares referenced in Recital D, to maintain the registration rights referenced in the Prior Agreement as expanded, and to agree to the other provisions set forth in this agreement including without limitation the setting of Tow's base salary as set forth in Recital D.

       NOW, THEREFORE, for good and valuable consideration, each to the other in hand paid, and the receipt and adequacy of which is hereby mutually acknowledged, it is agreed as follows:

        SECTION 1. Employment;Issuance of Shares

            (a) Simultaneous with the execution and delivery of this Agreement, the Company shall issue to Tow 125,000 shares of its Class A Common Stock pursuant to the Company's 1992 Management Equity Incentive Plan, which shares shall be restricted from sale, exchange, transfer, pledge, hypothecation or other disposition during the period from the date of issuance until the January 1st immediately succeeding the later of (i) the termination of Tow's term of Full-Time Employment, as hereafter defined and (ii) the termination of the Advisory Period, as hereafter defined (the "Restricted Period"), at which time said restrictions shall lapse, and additionally, shall issue to Tow 25,000 shares of the its Class B Common Stock which shares shall


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be restricted from sale, exchange, transfer, pledge, hypothecation or other disposition in substantially the same manner as said Class A shares during the Restricted Period, at which time all of said restrictions on both Class A Shares and the Class B Shares shall lapse.

            (b) The Company hereby employs and continues to employ Tow, and Tow hereby accepts and agrees to continue his employment, as the chief executive officer of the Company. During the Term of Full-Time Employment, as hereafter defined, Tow's duties and authority shall include, without limitation, the supervision, management and control of and responsibility for all policy, financial, operating and other aspects of the business, activities and affairs of the Company, subject only to such authority and responsibility which under applicable law cannot be delegated, and which may only be exercised, by the board of directors. Tow's powers and authority shall be superior to those of any other officer or employee of the Company and Tow shall report only to the board of directors of the Company. Tow is currently Chairman of the Board of the Company and a member of the board of directors of the Company. It is the intention that Tow shall be elected and re-elected Chairman of the Board of the Company as well as a director of the Company for the duration of


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the Term of Full-Time Employment, as defined, and Tow agrees to serve in each such capacity, and to the full extent permitted by applicable law, Tow shall be elected and re-elected Chairman of the Board and a member of the board of directors of the Company during the Term of Full-Time Employment. During the Term of Full-Term Employment, except as permitted by Section 7 or employment by a subsidiary or affiliate of the Company, Tow agrees to devote his services exclusively to the business and activities of the Company.

            (c) During the term of the Advisory Period, as hereafter defined, Tow will provide such advisory services concerning the business, affairs and management of the Company as may be requested by the Company's board of directors, but shall not be required to devote more than 25 hours each month to such services, which shall be performed at a time and place mutually convenient to both parties. Tow may engage in other full-time employment during the Advisory Period (other than with a company then in competition with the business of the Company, it being understood and agreed that being employed or engaged by Citizens Utilities Company or any of its subsidiary or affiliated companies (including without limitation Electric Lightwave, Inc. and Hungarian Telephone & Cable Corp.) shall not be or be deemed


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to be employment with or being engaged by a company in competition with the
Company) and his advisory services under this Agreement shall be required only at times and places consistent with his other employment or with his private activities. It is agreed further and without limitation that such advisory services may be rendered, at Tow's request, by means of telephonic communication or other communication facilities or devices. If requested by the Company's board of directors, Tow will serve as a member of the Company's Board of Directors during the Advisory Period.

      SECTION 2. Term. Tow's Term of full-time employment (the "Term of Full-Time Employment") shall commence July 1, 1997 (the "Commencement Date"), and shall terminate on June 30, 2003. Tow's "Advisory Period," except as otherwise set forth in Section 8(c), shall be the period commencing immediately upon the expiration of the Term of Full-Time Employment and continuing for five consecutive years thereafter. The "Employment Term" shall mean the term commencing with the Commencement Date and continuing through the end of the Advisory Period.

      SECTION 3. Compensation.

            (a) The Company shall pay to Tow, for each year of the Term of Full-Time Employment, a salary (the "Base Salary")


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of $2,059,073 (being the same Base Salary, prior to awarding of any bonus, which
Tow is currently receiving under the Prior Agreement) subject only to such withholdings as may be required by applicable law; provided, however, that notwithstanding the foregoing, the Base Salary for each year of the Term of Full-Time Employment and the Advisory Period shall be increased by the following:

            The Salary for each year of the Term of Full-Time Employment and the Advisory Period (the "Applicable Year") shall be increased by the percentage increase in the Consumer Price Index prepared by the United States Labor Department for the United States as a whole, or equivalent measure of increase in the cost of living if such Consumer Price Index is not then being issued (hereafter sometimes referred to as the "Consumer Price Index"), for the last calendar month in such Applicable Year over and above such Consumer Price Index for the last full calendar month immediately preceding the commencement of the Applicable Year. Such increase is sometimes referred to as the "Additional Salary."


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      The methodology to be utilized in computing the Additional Salary pursuant to the aforementioned formula shall be the methodology heretofore utilized in determining Additional Salary pursuant to the Prior Agreement.

            (b) During each year of the Advisory Period, Tow shall receive and the Company shall pay Tow in equal monthly installments on the first day of each month a fixed amount equal to 25% of the total compensation (including but not limited to bonuses) paid or payable to Tow for the most recent year of Full-Time Employment immediately preceding the commencement of the Advisory Period, to be increased each year by reason of increases in the Consumer Price Index, as set forth in sub-section (a).

      SECTION 4. Place and Time of Services. During the Term of Full-Time Employment, Tow shall render his services generally in, and shall not be obliged to maintain his office in any place other than, the New York City metropolitan area or Fairfield County, Connecticut. Tow agrees to take such trips outside of such area as shall be reasonably necessary in connection with his duties. In addition to the other payments provided for hereunder, the Company will pay Tow's transportation, living and other expenses in connection with each such trip and return to such area. Tow's wife may accompany him on each of said trips, and all


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transportation, living and other expenses relating to Tow's wife in connection with each such trip and return to such area shall be paid by the Company. Transportation provided to Tow and his wife shall be first class (or at Tow's option chartered aircraft), provided that if during the Employment Term, the Company owns, leases or otherwise has aircraft available to it such aircraft, at Tow's option, may be utilized by and shall be made available to Tow and his wife. Hotel accommodations shall be deluxe.

      SECTION 5. Business Expenses; Accouterments of Office, Insurance and Other Benefits.

            (a) The Company agrees that all expenses, including without limitation, travel and business entertainment expenses, incurred by Tow on behalf of or in the conduct of the business of the Company will be fully and promptly paid, and if not paid, reimbursed to Tow by the Company upon reasonable substantiation.

            (b) During the Employment Term, Tow shall be entitled to continue to participate in all employee benefit plans (including without limitation, stock option,


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medical, dental, major medical, disability and life insurance, incentive award, profit sharing and pension plans) that may from time to time be generally available to executive employees of the Company and in accordance with the provisions thereof.

            (c) Additionally, the Company shall continue to provide and maintain the life insurance policies on Tow and his wife under the split-dollar insurance arrangement effected and entered into between the Company and Tow under date of July 30, 1992 as referenced in Section 10(b).

      SECTION 6. Vacation. Tow shall be entitled to vacations in each year of the Term of Full-Time Employment at times reasonably agreeable to both Tow and the Company.

      SECTION 7. Exclusivity.

            (a) Except as permitted in this Section 7 or employment by a subsidiary or affiliate of the Company, during the Term of Full-Time Employment Tow agrees to devote his services exclusively, and his best energies and abilities, to the business and activities of the Company; provided, however, that nothing in this agreement or elsewhere shall prevent Tow, during


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the Term of Full-Time Employment, from (i) overseeing his personal and family investments or investing in other businesses provided, in each of such instances, subject to the provisions of clause (ii) below, that same are not competitive with any business then being conducted by the Company or any of its subsidiaries; (ii) investing in any business, the shares of stock of which are traded on a national or a regional securities exchange, or over NASDAQ or the over-the-counter market, even if such business is competitive with any business then being conducted by the Company or any of its subsidiaries, provided that Tow's stock interest in any such business is not a controlling or substantial interest and does not in any event exceed 5% of the voting power of any such business, or investing in any mutual or similar-type investment fund; (iii) serving as a director of any corporation which is not engaged in a business competitive with the business then being conducted by the Company (iv) serving as Chief Executive Officer, Chairman of the Board, or other officer, and/or as a director of Citizens Utilities Company or any of its subsidiary or affiliated companies, including but not limited to Electric Lightwave, Inc. and Hungarian Telephone and Cable Corp., (all referred to as "Citizens Utilities") at the same time that he is serving as a


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director, Chief Executive Officer, Chairman of the Board and/or other officer of the Company, it being expressly agreed that the rendering of such services to Citizens Utilities is expressly authorized.

      SECTION 8. Termination in Certain Events.

            (a) If, during the Term of Full-Time Employment, Tow should become disabled, through illness or otherwise, and by reason thereof is unable to perform his duties hereunder, Tow shall be entitled to a leave of absence from the Company for the duration of any such disability up to but not exceeding an aggregate of twelve consecutive months. Tow's compensation and status as an employee hereunder and as Chairman of the Board and Chief Executive Officer shall continue during any such leave of absence. Tow shall be deemed to be permanently incapacitated only if and when a leave of absence for disability shall have continued for more than twelve consecutive months. If Tow becomes permanently incapacitated during the Term of Full-Time Employment, as above defined, the Company shall have the right to terminate this Agreement, and if the Company exercises such right then all future payments by the Company under
Section 4 hereof shall cease except for and subject to the provisions of Paragraph


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




(c) of this Section 8. This Agreement shall also terminate at the death of Tow during the Term of Full-Time Employment in which event the payments provided for in Paragraph (c) of this Section 8 shall become due and payable.

            (b) Except as may be provided in Paragraph (a) of this Section 8, the Company shall have the right to terminate Tow's employment hereunder only for "cause", limited to an action by Tow during the Term of Full-Time Employment
(i) involving material breach of Tow's obligations as Chief Executive Officer under Section 1 of this Agreement, or (ii) willful malfeasance in office or gross misconduct which at the time of such willful malfeasance or gross misconduct has a materially injurious effect on the Company's business; provided, however, that such termination shall be effected only by notice thereof delivered by the Company to Tow, specifying in detail and setting forth particulars of the basis for termination, and shall be effective subject to the immediately succeeding clause, as of the date which is 30 business days after receipt of such notice by Tow; provided, however, that if (i) within 20 business days following the date of receipt of such notice, Tow shall cease his refusal or actions (of commission or omission) which are particularized as wilful malfeasance or gross misconduct and shall use his best


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efforts to perform such obligations or correct such action (or commence and diligently pursue the performance of such obligations or correction), the termination shall not be effective, and provided further that in the event Tow is disputing the existence of a basis for termination for cause, as above defined, the Company shall not have the right to proceed with the termination of or to terminate this Agreement (subject to such termination not being effective, as above provided) until a court, having jurisdiction, has issued a final non-appealable order finding the existence of "cause."

            (c) Anything in Paragraph (a) of this Section 8 to the contrary, it is agreed that upon the termination of this Agreement by reason of permanent incapacity as provided in sub-paragraph (a) or death of Tow during the Term of Full-Time Employment, there shall be paid to Tow, if incapacitated (or his legal representative(s) if a conservator or guardian of his person has been appointed) or, in the instance of his death, to the person or persons as may be designated by Tow during his lifetime, and in the absence of such designation to the legal representative(s) of the estate of Tow, in 36 equal monthly installments, the first of such installment payments to be made on the first day of the second full calendar month following the


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death or permanent incapacity of Tow and the other installment payments to be paid on the first days of the immediately succeeding 35 months, an aggregate amount equal to the sum of (i) three times (five times if such death or incapacity occurs during the first year and four times if such death or incapacity occurs during the second year of the Term of Full-Time Employment), the annual salary which would have been payable to Tow during the year of permanent incapacity or death (assuming he were not permanently incapacitated or did not die during such year and fully rendered his services), and which salary shall include any additions thereto by reason of the provisions of Section 3 with respect to the Consumer Price Index, and for the purposes of this Section 8(c) shall include a bonus payment equal to the bonus paid to Tow in the immediately preceding year of the Term (or if death or incapacity occurs during the first year of the Term of Full-Time Employment, the bonus paid during the year immediately preceding the commencement of the Term under the Prior Agreement plus (ii) the amounts that would have been payable to Tow during the Advisory Period assuming he were alive and not permanently incapacitated and performed fully all of his obligations to the Company during the Advisory Period. Additionally, the Company (i) shall continue in force and at the Company's expense the health,


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hospital and medical and dental care, insurance and similar benefits included in the benefits provided for in Sections 5(b) and 10(b) and any additional benefits which the Company was then providing to Tow, and (ii) shall pay to Tow the difference between the exercise price contained in any option held by Tow to acquire common shares of the Company (whether Class A or Class B) and the fair value of such shares measured by the market value of the Class A Common Shares of the Company (or any class of shares issued in substitution therefor then being traded publicly) based on the mean average of the closing market prices of such shares for the 20 trading-day period commencing on the termination of this Agreement, if the Class A Shares (or the class of shares issued in substitution therefor, as above provided) are traded on an exchange, or the mean average of the bid and asked prices of such shares during such 20 trading-day period, if such shares are traded in the over-the-counter market, and any shares of the Common Stock of the Company which were therefore granted to Tow under the Company's 1992 Management Equity Plan and which still contain restrictions on transfer shall be and be deemed to be free of any and all of such restrictions and fully vested.

            (d) In the event Tow becomes permanently incapacitated as defined in paragraph (a) of this Section 8,


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during the Advisory Period, or dies during the Advisory Period, the Advisory
Period shall then terminate but the Company shall nevertheless continue to pay to Tow (or his guardian, if applicable) or his estate or legal representatives, as applicable, the monies that would otherwise have been payable to Tow during the Advisory Period had he been alive, not incapacitated and fully performing all of his obligations to the Company and rendering the advisory services as provided for in this Agreement, and in addition the provisions of subdivisions
(i) and (ii) of Section 8(c) shall be applicable.

      SECTION 9. Specified Breach.

            (a) If at any time during the Term of Full-Time Employment the board of directors of the Company shall fail to designate, elect and continue Tow as Chairman of the Board and chief executive officer, or shall remove Tow, without his prior written consent, from any of such offices, or if the principal offices of the Company are located outside Fairfield County, Connecticut or the New York City Metropolitan area, or in the event the Company otherwise breaches any of its obligations hereunder, Tow shall have the right, without limitation of his rights and remedies, to terminate this Agreement on notice to the


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Company, effective as of the last day of the month of the giving of such notice, and despite such termination and as and for liquidated damages and not as a penalty, (i) the Company shall continue to pay and Tow shall be entitled to continue to receive, without diminution of any kind or for any reason, the payments of Salary provided for herein (including increases provided in Section
3) as if this Agreement continued through the Term of Full-Time Employment, although Tow shall not be required to render services hereunder, and he shall also be entitled to all payments to be made to him during the Advisory Period without diminution and without having to render any services hereunder, it being understood and agreed that salary for the purposes of this Section 9(a) shall include cash bonuses payable to Tow during the Term of Full-Time Employment assuming in each of the years of such Term other than the first year of such Term, he would have been awarded a bonus equal to the bonus most recently paid to him and that for the first years of the Term he would have been paid a bonus equal in amount to the bonus paid him in the most recent year of the Prior Agreement (ii) the Company shall continue in force and at the Company's expense the health, hospital and medical and dental care, insurance and similar benefits included in the benefits provided for in Sections 5(b)


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and 10(b) and any additional benefits which the Company was then providing to
Tow; (iii) without cost to Tow, for a period of one year following such termination, the Company shall provide Tow with an office and the equipment and accoutrements of office which were being furnished to Tow at the time of such termination, (iv) the Company shall pay to Tow the difference between the exercise price contained in any option held by Tow to acquire common shares of the Company (whether Class A or Class B) and the fair value of such shares measured by the market value of the Class A Common Shares of the Company (or any class of shares issued in substitution therefor then being traded publicly) based on the mean average of the closing market prices of such shares for the 20 trading-day period commencing on the termination by Tow of this Agreement, if the Class A Shares (or the class of shares issued in substitution therefor, as above provided) are traded on an exchange, or the mean average of the bid and asked prices of such shares during such 20 trading-day period, if such shares are traded in the over-the-counter market; and (v) any shares of the Common Stock of the Company which were therefore granted to Tow under the Company's 1992 Management Equity Plan and which still contain restrictions on transfer shall be and be


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deemed to be free of any and all of such restrictions and fully vested.

      In the event the Company terminates this Agreement other than for cause and other than by reason of the permanent incapacity of Tow, Tow shall be entitled to receive and be paid and afforded the same payments and benefits set forth above in this Section 9(a) in the instance of Tow terminating this Agreement pursuant to this Section 9(a), and the Company shall make such payments to Tow and afford him such benefits.

            (b) Tow shall have the right in his sole discretion to cause the Company to pay to Tow the present value of all or certain of the aforementioned payments to be made to him under any of all of the subdivision (i) of Section 9(a) above, said present value to be determined by negotiation between Tow and the Company and if Tow and the Company do not or cannot reach agreement on said present value, same shall be the mean average of such present value determined by three separate banking institutions, one selected by Tow and one by the Company (each from the list of institutions set forth in Schedule A) and the third of which shall be selected by the two banks selected by Tow and the Company. The expenses and charges of said banks for making said evaluation shall be paid by and the responsibility of


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the Company and payment of the determined amount shall be made by the Company within 20 days following the determination.

            (c) In the event that during the Advisory Period the Company breaches its obligations to Tow, including without limitation, failure or refusal to make payments to Tow as provided for in Section 3 Tow shall be entitled to receive from the Company, in addition to any and all of his other rights and remedies, in one lump sum, an amount equal to the balance of monies payable to Tow for the balance of the Advisory Period, assuming he performed fully all of his obligations to the Company during the Advisory Period. Additionally, the provisions of subdivisions (ii), (iii) and (iv) of Section 9(a) shall also be applicable.

      SECTION 10. Key Man Insurance; Split Dollar Insurance.

            (a) Tow agrees that during the Term of Full-Time Employment the Company may apply for and maintain, at the Company's expense, additional insurance on Tow's life, with the benefits being payable to the Company, and Tow agrees to submit to such physical examinations as may be required by the


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particular carrier to enable it to consider effectuating such insurance. At the end of the Term of Full-Time Employment, Tow in his discretion may purchase the applicable policy or policies of insurance at the then cash surrender value thereof.

            (b) Under date of July 30, 1992, the Company and the Leonard and Claire Tow Insurance Trust entered into an agreement pursuant to which certain life insurance was effected on the lives of Tow and his wife, Claire Tow. The plan pursuant to such insurance was effected is commonly referred to as a split-dollar insurance plan, with the insurance sometimes referred to as "split-dollar insurance". The agreement is referred to herein as the "Insurance Agreement". To induce Tow to enter into this Employment Agreement the Company
(i) confirms and ratifies the Insurance Agreement and its obligations thereunder and agrees that a breach or default by the Company under or pursuant to the Insurance Agreement shall be deemed a breach or default by the Company under this Agreement, and (ii) agrees that, upon the request of Tow or his legal represenatives, upon the termination of Tow's employment with the Company, for any reason, or upon a threatened or actual change in control of the Company, as referenced in Section 13, the Company shall forthwith pay in full all premiums due on all of the policies of


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split dollar insurance so that all of such policies are fully paid-up policies requiring no further payment of premiums or other monies of any kind or nature.

      SECTION 11. Registration Rights. Pursuant to the Prior Agreement, the Company agreed to register certain shares held by Tow and certain trusts for the benefit of certain members of Tow's family. As an inducement to Tow to enter into this Agreement, the Company ratifies and confirms its obligations to register shares held by Tow and such Trusts and agrees to register such shares as provided for in Schedule B annexed to this Agreement. Schedule B increases the number of shares which the Company was obligated to register under the Prior Agreement. Additionally, Schedule B repeats and reiterates, in essential part, the registration obligations of the Company under and pursuant to the Prior Agreement and in particular, Schedule A thereof.

      SECTION 12. Notices. Except as may herein otherwise be provided, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed, first class postage prepaid, registered or certified mail, return receipt


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requested, or if sent by telecopier or overnight express delivery service, (a)
to Tow at 160 Lantern Ridge Road, New Canaan, CT 06840 (telecopier (203 972
2821) or at such other address as Tow may have notified the Company, sent by registered or certified mail, return receipt requested, or by telecopier or overnight express delivery service, or (b) if to the Company at 50 Locust Avenue, New Canaan, CT 06840 (Telecopier (203)-972-2821), attention: Office of the President, or at such other address as the Company may have notified Employee in writing sent by registered or certified mail, return receipt requested or by telecopier or overnight express delivery service, and with a copy to Leavy, Rosensweig & Hyman, 11 East 44th Street, New York, NY 10017 (Attention: David Z. Rosensweig, Esq., telecopy (212) 983-2537). Notice shall be deemed given (i) upon personal delivery, or (ii) on the second business day immediately succeeding the posting of same, prepaid, in the U.S. mail, (iii) on the date sent by telecopy if the addressee has compatible receiving equipment and provided the transmittal is made on a business day during the hours of 9:00 A.M. to 6:00 P.M. of the receiving party and if sent on other times, on the immediately succeeding business day, or (iv) on the first business day immediately


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succeeding delivery to the express overnight carrier for the next business day delivery.

      13. Change of Control; Termination.

          13.1 A "Change in Control" of the Company shall be deemed to occur (A) when any person or group of affiliated or related persons (other than a group of which Tow or an entity controlled by Tow is a participant and other than an employee benefit plan (or related trust of the Company) acquires, directly or indirectly, voting securities or assets of the Company if, immediately after giving effect to such acquisition, such person or group of affiliated or related persons (i) beneficially owns 9% or more of the total voting power of all of the Company's voting securities outstanding at the time of such acquisition,or stock having a fair market value of 9% or more of the fair market value of the Company's issued and outstanding stock or (ii) otherwise effectively controls the operations of the Company, whether by control of its Board of Directors, by contract, or otherwise, or (B) upon the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and


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entities who were the beneficial owners, respectively, of the outstanding shares of the Company's common stock and outstanding shares of the Company's voting securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the outstanding shares of the Company's common stock and outstanding shares of the Company's voting securities, as the case may be, (ii) no person
(excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 9% or more of, respectively, the then outstanding shares of common stock of the Corporation resulting from such Business Combination


                                      26



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or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting form such Business Combination were members of the board of directors of the Company at the time of the execution of the initial agreement provided for the Business Combination, or of the action of the Board, providing for such Business Combination, whichever is earlier, or (C) when a majority of the members of the Board of Directors of the Company is replaced during a 12-month period by directors whose appointment or election was not endorsed by the prior Board. Without limitation, a "Threatened Change in Control" shall be deemed to have occurred when any person or group of persons acquires such ownership of securities of the Company that such person or group files or is required to file Forms 13D and 13G or otherwise files or is required to make a filing pursuant to Regulation 13d under the Securities and Exchange Act of 1934, as amended.

          13.2 In the event of a Threatened Change in Control or a Change in Control, as defined in Sub-Section 13.1,


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Employee shall have the right to terminate this Agreement on not less than ten days notice to the Company (or to the successor in interest or the acquirer of the assets or interests of the Company, or the surviving Company in the instance of a business combination if same is not the Company) in which event Employee shall be entitled to the same monies and benefits to which Employee would be entitled in the event the Company terminated this Agreement and Employee's employment, other than for cause, as provided in Section 9(a).

          13.3 In the event any of the payments provided in this Section 13 or pursuant to Section 9(a) is determined by the United States Internal Revenue Service to be an "Excess Parachute Payment" under Section 280G of the United States Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay Employee additional amounts (the "Tax Payment") to make him whole, on an after-tax basis (based on the highest applicable federal, state and local income tax rates and after giving effect to the Federal Deduction arising from such state or local income taxes), for any excise tax under Section 4999 of the Code imposed with respect to such Excess Parachute Payments.


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      SECTION l4. Miscellaneous.

            (a) This Agreement constitutes the entire understanding of the parties and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto. This Agreement may be modified only by an agreement in writing executed by both of the parties hereto;

            (b) This Agreement is being delivered in the State of Connecticut and the rights and liabilities of the parties shall in all respects be interpreted, construed, enforced and governed by, under and in accordance with the laws of the State of Connecticut applicable to agreements executed and fully to be performed therein, without any reference to any rules of conflicts of laws.

            (c) The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach thereof. Any and all waivers must be in writing.

            (d) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns. This Agreement shall only be assignable by the Company to a subsidiary


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or to a company controlled by the Company or to any person, firm or corporation into or with which the Company may merge or consolidate or which acquires by purchase or otherwise all or substantially all of the Company's assets, and it must be so assigned by the Company in connection with such merger, consolidation or acquisition, and such assignee must affirmatively assume all the obligations of the Company hereunder and such Assignee shall be obligated to perform all of the terms and conditions hereof, and the Company shall remain liable despite any such merger, consolidation or acquisition. This Agreement and Tow's rights and obligations may not be assigned or delegated by Tow except that any payments due to Tow may be assigned by Tow.

            (e) The title of the sections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement.

            (f) Nothing herein shall preclude such increases in Tow's compensation including bonuses, incentive awards, options and other payments or benefits as the Board of Directors (or appropriate committee of the Board of Directors) of the Company may approve in its sole discretion.


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            (g) Each party hereto shall make, execute and deliver such other instruments or documents as may be reasonably required in order to effectuate the purposes of this Agreement.

            (h) For the purposes of authority granted to Tow under and pursuant to the provisions of Section 1, the term Company shall mean and include all subsidiaries of the Company and all companies controlled by the Company.

            (i) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner that is not invalid, illegal or against public policy, to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.


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      The payments provided for by reason of termination pursuant to Sections 8,
9 and 13 are and are deemed to constitute fair and reasonable provisions for the consequences of such termination and do not constitute a penalty.

            (j) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (k) This Agreement shall be effective as of the date specified herein.

            (l) No provision of this Agreement shall be construed against a party hereto by reason of this Agreement and/or the particular provision thereof having been prepared or drafted by a representative of such party.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             CENTURY COMMUNICATIONS CORP.

                                             By: /s/ [Signature]
                                             ----------------------------------
                                                          President

                                             /s/ Leonard Tow
                                             ----------------------------------
                                                         LEONARD TOW


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                                  SCHEDULE "A"

               1.   Citibank, N.A.

               2.   The Chase Bank, N.A.

               3.   Bankers Trust Company

               4.   Continental Illinois National Bank & Trust
                    Company of Chicago

               7.   Bank of America National Trust and Savings
                    Association


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                       SCHEDULE "B" -- REGISTRATION RIGHTS

          Tow's "registration" rights shall be as follows:

          A. "Piggyback" Registrations. If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), on any form upon which may be registered securities similar to the securities (the "Registrable Securities") held by Tow and by two trusts for the benefit of certain members of Tow's family and denominated Tow Trust #1 and Tow Trust #2 (the "Holders" and each a "Holder"), for sale to the general public, the Company will at each such time give prompt notice to each of the Holders (notice to Trust #1 and Trust #2 shall be given at their addresses set forth below) of its intention. Upon the request of any Holder given within 30 days after the Company has given such notice, the Company will cause each of the Registrable Securities which the Company has been requested to register under the Securities Act, all to the extent requisite to permit the sale or other disposition by any Holder of the Registrable Securities so registered. If the securities to be so registered for sale are to be distributed by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then the Registrable Securities shall also be included in such underwriting on the same terms as other securities of the same class, as the Registrable Securities included in such underwriting, provided that if, in the written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed without otherwise materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting (a) first, all securities other than Registrable Securities being sold for the account of other than the Company, (b) next, the maximum number of securities for the account of the Company which in the opinion of the managing underwriter can be excluded, and (c) last, the minimum number of Registrable Securities, pro rata to the extent practicable on the basis of the number of Registrable Securities requested to be registered among the participating Holders of Registrable Securities, as is necessary to reduce the size of the offering.


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          B. Registrations for the Holders. At the request of any Holder from time to time during the Term of Full-Time Employment Term, the Company will use its best efforts to:

               1. prepare and file with the United States Securities and Exchange Commission (the "Commission"), within 60 days after the initial request from Tow to register Registrable Securities, setting forth the number thereof, a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective, provided that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, later than the last business day of the sixth month following the date on which such registrable statement becomes effective under the Securities Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Registrable Securities so registered;

               2. subject to the proviso contained in the immediately preceding clause (1), prepare and file with the commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever such Holder shall desire to dispose of the same;

               3. furnish to such Holder such numbers of copies of a printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Registrable Securities;

               4. register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as


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          such Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such Registrable Securities;

               5. furnish to such Holder an agreement satisfactory in form and substance to such Holder by the Company and each of its officers, directors and holders of 5% or more of any class of capital stock or any class of securities convertible into 5% or more of any class of capital stock, that during the seven days before and the 90 days after the effective date of any underwritten public offering, the Company and such officers, directors and 5% security-holders shall not offer, sell, contract to sell or otherwise dispose of any shares of capital stock or securities convertible into capital stock, except as part of such underwritten public offering

               6. furnish to such Holder at the closing of the sale of such Registrable Securities by such Holder, a signed copy of an opinion or opinion of counsel for the Company acceptable to such Holder to the effect that:

                       (i) a registration statement covering such Registrable
                  Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission;

                       (ii) said registration statement and the prospectus
                  contained therein comply as to form in all material respects with the requirements of the Securities Act, and nothing has come to said counsel's attention which would cause it to believe that either said registration statement or said prospectus (except for the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) contains an


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                  untrue statement of a material fact or omits to state a
                  material fact required to be stated therein or necessary to make the statements therein (in the case of said prospectus, in the light of the circumstances under which they were made) not misleading;

                       (iii) said counsel knows of no legal or governmental
                  proceedings required to be described as required, or of any contract or document of a character required to be described in said registration statement or said prospectus or to be filed as an exhibit to said registration statement or to be incorporated by reference therein which is not described and filed as required;

                       (iv) no stop order has been issued by the Commission
                  suspending the effectiveness of such registration statement and, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are pending, threatened or contemplated; and

      In giving such opinion, counsel for the Company may rely, as to all factual matters treated therein, on certificates of the Company (copies of which shall be delivered to such Holder), and as to all questions of the laws of each state in which the Company shall be so required to register or qualify such Registrable Securities, on the opinion of counsel from such state acceptable to such Holder, copies of which shall be delivered to such Holder.

      The costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions which the Company is required to take or effect pursuant to this Schedule "A", shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, auditing costs and expenses, and the reasonable fees and disbursements of counsel for the Company and special counsel for such Holder), and such Holder shall pay only the underwriting


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discounts and commissions, if any, relating to the Registrable Securities sold by them, provided that the Company shall only be obligated under Paragraph B of this Schedule "A" to pay the costs and expenses of not more than an aggregate of [two] registrations and then only for such registrations which become effective under the Securities Act as a result of requests made during the Employment Term (as defined in Tow's Employment Agreement to which this Schedule B is attached).

      For the purposes of this Schedule "A", the address of each of Tow Trust #1 and Tow Trust #2 shall be c/o David Z. Rosensweig, Esq., 11 East 44th Street, New York, NY 10017, and the address of Tow shall be as set forth in Section 12 of the Agreement.


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